Exhibit 10.4

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 18, 2018, by and among Strike Capital, LLC, a Texas limited liability company (“Strike”), Sentinel Management Holdings, LLC, a Delaware limited liability company (“Sponsor”), and the shareholders of Buyer (as defined below) set forth on Schedule I hereto (such individuals together with Sponsor, each a “Shareholder,” and collectively, the “Shareholders”). Strike and the Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties.”

W  I T N E S S E T H:

WHEREAS, as of the date hereof, each of the Shareholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Sentinel Energy Services Inc., a Cayman Islands exempted company (“Buyer”), set forth opposite such Shareholder’s name on Schedule I hereto (such Ordinary Shares, together with any other Ordinary Shares the voting power over which is acquired by Shareholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”), including any and all Ordinary Shares acquired by such Shareholder during the Voting Period pursuant to the exercise, exchange or conversion of, or other transaction involving, any and all warrants issued to such Shareholder in a private placement that occurred prior to Buyer’s initial public offering (the “Warrants”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, Strike, Buyer, the holders of Company Interests (“Sellers”) and the other parties thereto propose to enter into a transaction agreement and plan of merger, dated as of the date hereof (as the same may be amended from time to time, the “Transaction Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer will acquire a certain number of the equity interests from Sellers (such transaction, together with the other transactions contemplated by the Transaction Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Sellers and Strike to enter into the Transaction Agreement, and as an inducement and in consideration therefor, the Shareholders are executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. Each Shareholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the shareholders of Buyer (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Buyer requested by Buyer’s board of directors or undertaken as contemplated by the Transactions, such Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Transaction Agreement and approval of the Transactions and in favor of any proposal submitted to shareholders for approval in connection with the re-domestication of the Company from the Cayman Islands to Delaware (the “Domestication”) (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Buyer contained in the Transaction Agreement, (c) in favor of the proposals set forth in Buyer’s proxy statements (including in favor of the election of the designees to the board of directors of Buyer set forth on Schedule II hereto) to be filed by Buyer with the SEC relating to the Buyer’s Domestication and the Transactions (including any proxy supplements thereto, the “Proxy Statements”), (d) for any proposal to adjourn or postpone the applicable special meeting to a later date if there are not sufficient votes for approval of the Domestication or the Transaction Agreement and any other proposals related thereto as set forth in the Proxy Statements on the dates on which such meetings are held and (e) except as set forth in the Proxy Statements, against the following actions or proposals: (i) any Buyer Acquisition Transaction or any proposal in opposition to approval of the Domestication or the Transaction Agreement or in competition with or materially inconsistent with the Domestication or the Transaction Agreement; and (ii) (A) any change in the present capitalization of Buyer or any amendment of the memorandum and articles of incorporation of Buyer, except to the extent expressly contemplated by the Transaction Agreement , the exhibits thereto and the Domestication, (B) any liquidation, dissolution or other change in Buyer’s corporate structure or business; provided that, for the avoidance of doubt, the Domestication shall not be considered a change in Buyer’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of a Shareholder under this Agreement, or (D) any other action or proposal involving Buyer or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Domestication or the Transactions or would reasonably be expected to result in any of Buyer’s closing conditions or obligations under the Transaction Agreement not being satisfied. Each of the Shareholders agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of any Shareholder or by any Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of Buyer.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each of the Shareholders agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Strike’s prior written consent (except to a permitted transferee as set forth in Sections 7(c) and 5(c) in those certain letter agreements, dated as of November 2, 2017 and January 31, 2018, respectively, by and between Buyer, Sponsor and the other signatories thereto (the “Insider Letters”) who agree in writing to be bound by the terms of this Agreement), which consent shall not be unreasonably conditioned, delayed or withheld: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Shareholder’s ability to perform its obligations under this Agreement.

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(b) In the event of a stock dividend or distribution, or any change in the Ordinary Shares or Warrants by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares or Warrants may be changed or exchanged or which are received in such transaction. Each of the Shareholders agrees, while this Agreement is in effect, to notify Strike promptly in writing (including by e-mail) of the number of any additional Ordinary Shares acquired by such Shareholder, if any, after the date hereof.

(c) Each of the Shareholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Shareholder contained in this Agreement inaccurate in any material respect. Each of the Shareholders further agrees that it shall use its reasonable best efforts to cooperate with Strike and the Sellers to effect the transactions contemplated hereby and the Transactions.

Section 3.2 Standstill Obligations of the Shareholders. Each of the Shareholders covenants and agrees with Strike that, during the Voting Period:

(a) None of the Shareholders shall, nor shall any Shareholder act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Ordinary Shares in connection with any vote or other action with respect to a business combination transaction, other than to recommend that shareholders of Buyer vote in favor of approval of the Domestication and the Transaction Agreement and in favor of approval of the other proposals set forth in the Proxy Statements (including the election of the directors set forth on Schedule II hereto) (and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement).

(b) None of the Shareholders shall, nor shall any Shareholder act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. Each of the Shareholders agrees with, and covenants to, Strike that such Shareholder shall not request that Buyer register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of this Agreement without the prior written consent of Strike other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement.

Section 3.4 Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy Statements (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Buyer, Strike or the Sellers to any Governmental Authority or to securityholders of Buyer) of such Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Buyer, Strike or the Sellers, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by Buyer, Strike or the Sellers for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 3.5 Notices of Certain Events. Each Party shall notify the other Parties hereto of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach in any material respect of any of the representations and warranties of such Party set forth in this Agreement.

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Section 3.6 Waiver of Additional Warrants. Each Shareholder hereby unconditionally and irrevocably agrees to waive any and all rights that such Shareholder has or may have (including pursuant to the Insider Letters or otherwise) to receive any additional warrants for any equity securities of the Buyer or any of its Subsidiaries, whether in connection with the repayment of any loans to Buyer or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each of the Shareholders hereby represents and warrants, severally but not jointly, to Strike as follows:

Section 4.1 Binding Agreement. Such Shareholder (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Shareholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by Strike, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite such Shareholder’s name the number of Ordinary Shares and the number of Warrants over which such Shareholder has beneficial ownership as of the date hereof. As of the date hereof, such Shareholder is the lawful owner of the Ordinary Shares and Warrants denoted as being owned by such Shareholder on Schedule I and has the sole power to vote or cause to be voted such Ordinary Shares and, assuming the exercise of the Warrants, the Ordinary Shares underlying such Warrants. Such Shareholder has good and valid title to the Ordinary Shares and Warrants denoted as being owned by such Shareholder on Schedule I, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, Liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, those imposed by the Insider Letters and those imposed by applicable law, including federal and state securities laws. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Shareholder pursuant to arrangements made by such Shareholder. Except for the Ordinary Shares and Warrants denoted on Schedule I, as of the date of this Agreement, such Shareholder is not a beneficial owner or record holder of any (i) equity securities of Buyer, (ii) securities of Buyer having the right to vote on any matters on which the holders of equity securities of Buyer may vote or which are convertible into or exchangeable for, at any time, equity securities of Buyer, or (iii) options or other rights to acquire from Buyer any equity securities or securities convertible into or exchangeable for equity securities of Buyer.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is a natural person, no consent of such Shareholder’s spouse is necessary under any “community property” or other laws in order for such Shareholder to enter into and perform its obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Shareholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.

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Section 4.4 Reliance by Strike and the Sellers. Such Shareholder understands and acknowledges that Strike and the Sellers are entering into the Transaction Agreement in reliance upon the execution and delivery of this Agreement by the Shareholders.

Section 4.5 No Inconsistent Agreements. Such Shareholder hereby covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Shareholder’s Subject Shares inconsistent with such Shareholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Shareholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Shareholder from performing any of its material obligations under this Agreement.

Section 4.6 Shareholder Has Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Buyer, Strike and the Sellers to make an informed decision regarding the transactions contemplated by the Transaction Agreement and has independently and without reliance upon Buyer, Strike or the Sellers and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that Strike and the Sellers have not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF STRIKE

Strike hereby represents and warrants to the Shareholders, as follows:

Section 5.1 Binding Agreement. Strike is duly organized and validly existing under the laws of its jurisdiction of formation and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Strike have been duly authorized by all necessary actions on the part of Strike. This Agreement, assuming due authorization, execution and delivery hereof by the Shareholders, constitutes a legal, valid and binding obligation of Strike enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by and the consummation by Strike of the transactions contemplated hereby.

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(b) None of the execution and delivery of this Agreement by Strike, the consummation by Strike of the transactions contemplated hereby or compliance by Strike with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Strike, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Strike is a party or by which Strike or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair Strike’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by the Parties, and none of Strike or the Shareholders shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) as to each Shareholder, the mutual written consent of Strike and such Shareholder, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Transaction Agreement in accordance with its terms. The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Strike any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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Section 7.5 Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one Business Day after deposit with a nationally-recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

(a)	If to Strike:

Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

(b)	If to any of the Shareholders:

c/o Sentinel Energy Services Inc.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Attention: Krishna Shivram

Email: krishna@sentinelenergyservices.com

with copies (which shall not constitute notice) to:

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, TX 75201

Attention: David Lange

Email: dlange@winston.com

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement (together with the Transaction Agreement, to the extent referred to herein, and the schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party.

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Section 7.9 Certificates. Promptly following the date of this Agreement, each Shareholder shall advise Buyer’s transfer agent in writing that such Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide Buyer’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the Sellers shall be deemed to be third party beneficiaries to this Agreement and shall have the right to enforce such Agreement directly to the extent they may deem such enforcement necessary or advisable to protect its rights hereunder.

Section 7.11 Interpretation. The references herein to Sections, Articles and Schedules, unless otherwise indicated, are references to Sections and Articles of and Schedules to this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. Any reference to any Contract is a reference to it as amended, modified and supplemented from time to time. In this Agreement, except to the extent that the context otherwise requires: (a) “days” means calendar days unless otherwise indicated; (b) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) references to a Person are also to its permitted successors and assigns. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware (without reference to its choice of Law rules).

Section 7.13 Specific Performance; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken), this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) and (d) consents to service being made through the notice procedures set forth in Section 7.5. Each of the Shareholders and Strike hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

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Section 7.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

Section 7.15 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.16 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholders, on the one hand, and Strike, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties. Without limiting the generality of the foregoing sentence, each of the Shareholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Ordinary Shares or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Ordinary Shares and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Each of the Shareholders has acted independently regarding its decision to enter into this Agreement and regarding its investment in Buyer.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

STRIKE CAPITAL, LLC

By:	/s/ Stephen V. Pate
Name: Stephen V. Page
Title: Manager

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Sentinel Management Holdings, LLC

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CHARLES S. LEYKUM

/s/ Charles S. Leykum

MARC ZENNER

/s/ Marc Zenner

JON A. MARSHALL

/s/ Jon A. Marshall

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SCHEDULE I

Beneficial Ownership of Securities

Shareholder	Number of Shares	Number of Warrants
Sentinel Management Holdings, LLC	8,550,000	5,933,333
Charles S. Leykum	8,550,000	—
Jon A. Marshall	37,500	—
Marc Zenner	37,500	—
Total	8,625,000	5,933,333

SCHEDULE II

Directors

Stephen V. Pate

Lee Gardner